UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2010

Kenexa Corporation (Exact Name of Issuer as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	000-51358 (Commission File Number)	23-3024013 (I.R.S. Employer Identification Number)

650 East Swedesford Road, Wayne, Pennsylvania (Address of Principal Executive Offices)	19087 (Zip Code)

(610) 971-9171 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[X]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On August 31, 2010, Kenexa Corporation (“Kenexa”), Salary.com, Inc., a Delaware corporation (“Salary.com”), and Spirit Merger Sub, Inc., a newly formed Delaware corporation and a wholly owned subsidiary of Kenexa (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which (i) Merger Sub will commence a cash tender offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock, par value $0.0001 per share, of Salary.com (each, a “Share”), at a price per share equal to $4.07, net to the sellers in cash without interest thereon and less any applicable withholding taxes (the “Offer Price”), and (ii) following consummation of the Offer, Merger Sub will merge with and into Salary.com (the “Merger”), with Salary.com as the surviving corporation (the “Surviving Corporation”), pursuant to which each outstanding Share will be converted into the right to receive the Offer Price, except for those Shares held by Salary.com, Kenexa or Merger Sub, and other than those Shares with respect to which statutory rights of appraisal under Section 262 of the Delaware General Corporation Law have been perfected.  The aggregate purchase price to be paid by Kenexa or Merger Sub pursuant to the Offer and the Merger is expected to be approximately $80 million in cash.

Pursuant to the terms and conditions of the Merger Agreement, Kenexa and Merger Sub agreed that Merger Sub would commence the Offer as promptly as practicable (but in no event later than 10 business days) after the date of the Merger Agreement, and that the Offer will remain open for at least 20 business days.

The obligation to accept payment and pay for the Shares tendered in the Offer is subject to customary conditions, including, among other things: (1) that the number of Shares that have been validly tendered and not validly withdrawn prior to the then scheduled expiration date of the Offer, together with the number of Shares (if any) then owned by Kenexa and its subsidiaries, represent at least a majority of the total number of outstanding Shares on a fully diluted basis; (2) approval under, or the expiration or termination of any waiting period (and any extensions thereof) applicable to the transactions contemplated by the Merger Agreement under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other applicable foreign antitrust, competition or similar statutes or regulations; and (3) there shall not be instituted, pending or threatened in writing any suit, action or proceeding by any governmental entity (i) concerning or challenging the transactions contemplated by the Merger Agreement, including the Offer and the Merger or (ii) seeking to require divestiture by Kenexa or Merger Sub of all or any of the Shares.

Subject to the terms and conditions of the Merger Agreement, Salary.com has granted Merger Sub an option (the “Top-Up Option”) to purchase an aggregate number of newly issued Shares that, when added to the number of Shares owned by Parent and Merger Sub at the time of such exercise, constitutes one Share more than 90% of the Shares then outstanding immediately after the issuance of the Top-Up Option Shares on a fully diluted basis, subject to applicable regulatory requirements and there being sufficient authorized Shares available for issuance.

The Merger Agreement contains customary representations, warranties and covenants of the parties.  Certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Kenexa, Merger Sub and Salary.com, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about Kenexa, Merger Sub and Salary.com.

Salary.com has agreed to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and consummation of the Merger.  In addition, Salary.com has agreed not to engage in certain kinds of transactions at any time prior to the date Shares are first accepted by Merger Sub in the Offer, and not to solicit alternative acquisition proposals or, subject to certain exceptions that permit Salary.com’s board of directors to comply with its fiduciary duties, respond to such proposals.

The Merger Agreement contains customary termination provisions for Kenexa and Salary.com that, under specified circumstances, would require Salary.com to pay Kenexa a termination fee equal to $3,850,000.

Tender and Support Agreement

Concurrently with the execution of the Merger Agreement, certain Salary.com stockholders (together, the “Significant Stockholders”) entered into a Tender and Support Agreement with Kenexa and Merger Sub (the “Tender Agreement”). Pursuant to the Tender Agreement, among other things, each Significant Stockholder has agreed to tender in the Offer, and not withdraw, all of the Shares owned by such Significant Stockholder, as well as any other Shares acquired by such Significant Stockholder after the date of the Tender Agreement. As of August 31, 2010, the Significant Stockholders together owned approximately 33.0% of the Shares outstanding and approximately 28.5% of the Shares on a fully diluted basis.

Each Significant Stockholder entered into the Tender Agreement solely in such Significant Stockholder’s capacity as the owner of such Significant Stockholder’s Shares and nothing therein in any way restricts or limits the Significant Stockholder from taking (or omitting to take) any action solely in the Significant Stockholder’s capacity as a director or officer of Salary.com or otherwise fulfilling the Significant Stockholder’s fiduciary obligations as a director or officer of Salary.com, in each case subject to the limitations set forth in the Merger Agreement.

Daoust Non-Competition Agreement

Concurrent with the execution of the Merger Agreement, Kenexa and Paul R. Daoust, the interim Chief Executive Officer of Salary.com, entered into a Non-Competition and Non-Solicitation Agreement (the “Non-Competition Agreement”).  The Non-Competition Agreement is effective only upon the closing of the acquisition of a majority of the outstanding Shares by Kenexa or a subsidiary of Kenexa.

Pursuant to the Non-Competition Agreement and in consideration of Kenexa’s agreement to enter into the Merger Agreement with Salary.com, Mr. Daoust cannot, for the four year period following the effective date of the Merger, engage, as an employee, officer or any other operational capacity, in any business or enterprise that is engaged in the business segments in which Salary.com is engaged as of the effective date of the Merger.  During this four year period, Mr. Daoust cannot solicit, divert, or take away, or attempt to solicit, divert, or take away, the business or patronage of any of Salary.com’s clients, customers, or business partners who Salary.com served in the year preceding the effective date of the Merger.  Additionally, for one year following the effective date of the Merger, Mr. Daoust cannot induce or attempt to induce any executive officer, who was an executive officer of Salary.com as of the effective date of the Merger, to terminate his or her employment with Salary.com.  Notwithstanding the foregoing, Mr. Daoust may serve as a director or consultant to a business or enterprise that is engaged in the business segments in which Salary.com is engaged as of the effective date of the Merger, provided that Mr. Daoust does not serve in an occupational capacity for such business or enterprise.

Credit Agreement

The information set forth under Item 2.03 of this report is incorporated herein by reference.

The foregoing descriptions of the Merger Agreement, Tender Agreement and Non-Competition Agreement do not purport to be complete and are qualified by reference in their entirety to the full text of each of the Merger Agreement, Tender Agreement and Non-Competition Agreement, copies of which are attached as Exhibits 2.1 and 10.1 and 10.2, respectively, to this Form 8-K, and each of which is incorporated herein by reference.

Important Additional Information Will Be Filed with the U.S. Securities and Exchange Commission

The planned tender offer described in this filing has not yet commenced.  This filing is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell securities.  At the time the planned tender offer is commenced, Kenexa will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the "SEC"), and Salary.com will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer.  The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer.  Those materials will be made available to Salary.com’s stockholders at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) will be made available at no charge on the SEC's website: www.sec.gov.

None of the information included on any internet website maintained by Kenexa, Salary.com or any of their affiliates, or any other internet website linked to any such website, is incorporated by reference in or otherwise made a part of this filing.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 that are not limited to historical facts, but reflect Kenexa’s current beliefs, expectations or intentions regarding future events. No assurance can be given that the acquisition of Salary.com by Kenexa will be completed, that completion will not be delayed, or that Kenexa will realize the anticipated benefits of the transaction. Risks could include the parties’ expectations with respect to the synergies, costs and other anticipated financial impacts of the proposed transaction; future financial and operating results of Kenexa and Salary.com; the plans, objectives, expectations and intentions with respect to future operations and services of Kenexa and Salary.com; any necessary approval of the proposed transaction by stockholders and by governmental regulatory authorities; the satisfaction of the closing conditions to the proposed transaction; the timing of the completion of the proposed transaction; the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive any required stockholder or regulatory approvals, the taking of governmental action (including the passage of legislation) to block the transaction, or the failure of other closing conditions; the possibility that the expected synergies will not be realized, or will not be realized within the expected time period; the impact of labor relations, global economic conditions, competitive actions taken by other companies, natural disasters, difficulties in integrating the two companies, or regulatory matters. Kenexa and Salary.com caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Kenexa’s and Salary.com’s most recently filed annual reports on Form 10-K, subsequent quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other SEC filings. All subsequent written and oral forward-looking statements concerning Kenexa, Salary.com, the proposed transaction or other matters and attributable to Kenexa or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Kenexa does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 31, 2010, Kenexa Technology, Inc. (“KTI”), a wholly owned subsidiary of Kenexa, entered into a credit agreement (the “Credit Agreement”) with PNC Bank, National Association, as administrative agent, and the lenders party thereto.  The maximum amount available under the revolving credit facility is $25,000,000 including a sublimit of up to $2,000,000 for letters of credit. The Credit Agreement will terminate, and all borrowings will become due and payable, on August 30, 2013. Kenexa and each of its U.S. subsidiaries (other than the New York and Puerto Rico subsidiaries) (collectively, the “Guarantors”) are guarantors of the obligations under the Credit Agreement. Borrowings under the Credit Agreement are secured by substantially all of KTI’s, Kenexa’s and the Guarantors’ assets (including a pledge of the capital stock of their subsidiaries (but limited to only 65% of the voting stock of first-tier foreign subsidiaries)).

KTI’s borrowings under the Credit Agreement bear interest at either the LIBOR Rate plus 225 basis points or the Base Rate plus 125 basis points. Interest on LIBOR borrowings is calculated on an actual/360 day basis and is paid on the last day of each interest period. LIBOR advances are available for periods of 1, 2, 3 or 6 months. LIBOR pricing is adjusted for any statutory reserves.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified by reference in its entirety to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.3.

Item 7.01 Regulation FD Disclosure

On September 1, 2010, Kenexa and Salary.com issued a joint press release announcing that on August 31, 2010, Kenexa, Merger Sub and Salary.com entered into the Merger Agreement described in Item 1.01 above.  A copy of this press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

The information in this Form 8-K under Item 7.01 and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of August 31, 2010, among Kenexa Corporation, Spirit Merger Sub, Inc. and Salary.com, Inc.
10.1	Form of Tender and Support Agreement, by and among Kenexa Corporation, Spirit Merger Sub, Inc., and certain Salary.com stockholders, dated as of August 31, 2010.
10.2	Non-Competition and Non-Solicitation Agreement, by and between Kenexa Corporation and Paul Daoust, dated as of August 31, 2010.
10.3*	Credit Agreement, by and among Kenexa Technology, Inc., PNC Bank, National Association, as administrative agent, and the lenders party thereto, dated as of August 31, 2010.
99.1	Joint Press Release dated September 1, 2010.

*       Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2010	By: /s/ Donald F. Volk Donald F. Volk Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of August 31, 2010, among Kenexa Corporation, Spirit Merger Sub, Inc. and Salary.com, Inc.
10.1	Form of Tender and Support Agreement, by and among Kenexa Corporation, Spirit Merger Sub, Inc., and certain Salary.com stockholders, dated as of August 31, 2010.
10.2	Non-Competition and Non-Solicitation Agreement, by and between Kenexa Corporation and Paul Daoust, dated as of August 31, 2010.
10.3*	Credit Agreement, by and among Kenexa Technology, Inc., PNC Bank, National Association, as administrative agent, and the lenders party thereto, dated as of August 31, 2010.
99.1	Joint Press Release dated September 1, 2010.

*       Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.